Exhibit 99.1

Press Release

QUARTER 2024 OPERATING RESULTS
FOR IMMEDIATE RELEASE

ALPINE INCOME PROPERTY TRUST REPORTS

FIRST QUARTER 2025 OPERATING AND FINANCIAL RESULTS

- Closed Investments of $79.2 million at a weighted average initial cash yield of 9.0% -

- Increased Dividend Q1 2025 -

- First Quarter Net Loss of $(0.08) per diluted share and FFO and AFFO of $0.44 per diluted share -

WINTER PARK, FL – April 24, 2025 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”), an owner and operator of single tenant net leased commercial income properties, today announced its operating results and earnings for the quarter ended March 31, 2025.

“In the first quarter, we completed investments that approached $80 million with a weighted average initial cash yield of 9.0%, again demonstrating our ability to successfully source and close attractive investments,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “We also continued to selectively recycle capital with dispositions of properties that we believe provide positive benefits to our diversification and portfolio strength. As we look ahead, we believe that our property portfolio with a weighted average remaining lease term of 9.0 years combined with our ability to source attractive investments, should support our ability to continue to deliver strong results.”

First Quarter 2025 Highlights

Operating results for the three months ended March 31, 2025 (dollars in thousands, except per share data):

	Three Months Ended
	March 31, 2025	March 31, 2024
Total Revenues	$14,206	$12,466
Net Loss Attributable to PINE	$(1,179)	$(260)
Net Loss per Diluted Share Attributable to PINE	$(0.08)	$(0.02)
FFO (1)	$6,909	$6,130
FFO per Diluted Share (1)	$0.44	$0.41
AFFO (1)	$7,040	$6,243
AFFO per Diluted Share (1)	$0.44	$0.42

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investment Activity

Acquisitions for the three months ended March 31, 2025 (dollars in thousands):

	For the Three Months Ended March 31, 2025
	Number of Investments	Amount
Properties	3	$39,695
Commercial Loans and Investments	4	39,540
Totals	7	$79,235

Properties - Weighted Average Initial Cash Cap Rate		8.6%
Commercial Loans and Investments - Weighted Average Initial Cash Yield		9.5%
Total Investments - Weighted Average Initial Cash Yield		9.0%
Properties - Weighted Average Remaining Lease Term		14.3 years

Disposition Activity

Dispositions for the three months ended March 31, 2025 (dollars in thousands):

	For the Three Months Ended March 31, 2025
	Number of Investments	Amount
Properties	3	$11,695
Commercial Loans and Investments	—	—
Totals	3	$11,695

Properties - Weighted Average Exit Cash Cap Rate		9.1%
Commercial Loans and Investments - Weighted Average Cash Yield		— %
Total Investments - Weighted Average Cash Yield		9.1%

Property Portfolio (1)

The Company’s property portfolio consisted of the following as of March 31, 2025:

Number of Properties	134
Square Feet	4.1 million
Annualized Base Rent (ABR)	$47.1 million
Weighted Average Remaining Lease Term	9.0 years
States where Properties are Located	35
Industries	23
Occupancy	98.6%

% of ABR Attributable to Investment Grade Rated Tenants	50%
% of ABR Attributable to Credit Rated Tenants	81%
% of ABR Attributable to Sale-Leaseback Tenants (1)	8%

(1)	During the year ended December 31, 2024, the Company acquired three single-tenant income properties (the “Tampa Properties”) in the greater Tampa Bay, Florida area for $31.4 million through a sale-leaseback transaction that includes a tenant repurchase option. This sale-leaseback transaction is accounted for as a financing arrangement for GAAP purposes and, as such, the related assets and corresponding revenue are included in the Company’s commercial loans and investments on its consolidated balance sheets and consolidated statements of operations. However, for purposes of describing our property portfolio, including for tenant, industry, and state concentrations, the Company includes the Tampa Properties, as they constitute real estate assets for both legal and tax purposes.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of March 31, 2025:

Tenant	Credit Rating	% of ABR
Dicks Sporting Goods	BBB / Baa2	10%
Lowe's	BBB+ / Baa1	9%
Beachside Hospitality Group	NR / NR	8%
Walgreens	BB- / Ba3	7%
Dollar Tree/Family Dollar	BBB / Baa2	7%
Best Buy	BBB+ / A3	5%
Dollar General	BBB / Baa3	5%
Germfree Laboratories	NR / NR	4%
Walmart	AA / Aa2	4%
At Home	CCC / Caa3	3%
Bass Pro Shops	BB- / Ba3	3%
BJ's Wholesale Club	BB+ / Ba1	3%
Academy Sports	BB+ / Ba2	3%
Alamo Drafthouse	A- / A2	2%
Home Depot	A / A2	2%
Other		25%
Total		100%

The Company’s property portfolio consisted of the following top industries that represent 2.0% or greater of the Company's total ABR as of March 31, 2025:

Industry	% of ABR
Sporting Goods	16%
Home Improvement	12%
Dollar Stores	12%
Casual Dining	9%
Pharmacy	8%
Home Furnishings	7%
Consumer Electronics	6%
Entertainment	5%
Technology, Media & Life Sciences	4%
Grocery	4%
Off-Price Retail	3%
Wholesale Club	3%
General Merchandise	3%
Other	8%
Total	100%

The Company’s property portfolio included properties in the following top states that represent 2.0% or greater of the Company’s total ABR as of March 31, 2025:

State	% of ABR
Florida	14%
New Jersey	10%
New York	7%
North Carolina	6%
Illinois	6%
Michigan	6%
Texas	6%
Georgia	4%
Ohio	4%
Minnesota	3%
West Virginia	3%
Tennessee	3%
Colorado	2%
Kansas	2%
Other	24%
Total	100%

Balance Sheet and Capital Markets (dollars in thousands, except per share data)

As of March 31, 2025
Leverage
Net Debt / Total Enterprise Value	57.1%
Net Debt / Pro Forma Adjusted EBITDA	7.9x
Fixed Charge Coverage Ratio	3.5x

Liquidity
Available Capacity Under Revolving Credit Facility	$56,358
Cash, Cash Equivalents and Restricted Cash (1)	8,518
Total Liquidity	$64,876

(1)	Includes all unrestricted cash and cash equivalents and restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.

The Revolving Credit Facility has commitments for up to $250.0 million; however, borrowing availability is based on an unencumbered asset value, as defined in the underlying credit agreement. As of March 31, 2025, the Company had an outstanding balance of $157.0 million under the Revolving Credit Facility and $56.4 million of available capacity.

Below is a summary of repurchases of shares of common stock under the Company’s $10.0 million common stock repurchase program for the three months ended March 31, 2025:

Repurchase Program	For the Three Months Ended March 31, 2025
Shares Repurchased	273,825
Weighted Average Price per Share (Gross)	$16.33
Net Price	$4,481

Subsequent to March 31, 2025 through April 24, 2025, the Company repurchased an additional 193,409 shares under the Company’s $10.0 million common stock repurchase program for a weighted average gross purchase price of $15.88 per share, or a net price of $3.1 million.

The Company’s long-term debt as of March 31, 2025:

	As of March 31, 2025
	Face Value Debt	Stated Interest Rate	Wtd. Avg. Rate	Maturity Date
Revolving Credit Facility (1)	$157,000	SOFR + 0.10% + [1.25% - 2..20%]	5.63%	January 2027
2026 Term Loan (2)	100,000	SOFR + 0.10% + [1.35% - 1.95%]	3.65%	May 2026
2027 Term Loan (3)	100,000	SOFR + 0.10% + [1.25% - 1.90%]	3.60%	January 2027
Total Debt/Weighted-Average Rate	$357,000		4.51%

(1)

As of March 31, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread on $50 million of the outstanding balance on the Company’s Revolving Credit Facility.

(2)

As of March 31, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(3)

As of March 31, 2025, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

Subsequent to March 31, 2025, on April 4, 2025, the Company entered into an interest rate swap to fix SOFR and achieve a fixed interest rate of 3.43% plus 0.10% and the applicable spread on $50 million of the outstanding balance on the Company’s Revolving Credit Facility.

As of March 31, 2025, the Company held a 92.2% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 OP Units held by third parties outstanding and 14,418,673 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,642,527 as of March 31, 2025.

Dividends

The Company’s dividends for the three months ended March 31, 2025:

For the Three Months Ended March 31, 2025
Dividends Declared and Paid per Share	$0.285
FFO Payout Ratio	64.8%
AFFO Payout Ratio	64.8%

2025 Outlook

The Company is increasing its FFO, AFFO, and Investments outlook for 2025, to take into account the Company’s year-to-date performance. The Company’s outlook for 2025 is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the U.S. Securities and Exchange Commission (the “Commission”).

The Company’s revised outlook for 2025 is as follows:

	Revised Outlook Range for 2025			Change from Prior Outlook
(Unaudited)	Low		High	Low		High
Investments	$70 million	to	$100 million	$20 million	to	$20 million
Dispositions	$50 million	to	$70 million	$30 million	to	$40 million
FFO per Diluted Share	$1.74	to	$1.77	$0.04	to	$0.04
AFFO per Diluted Share	$1.74	to	$1.77	$0.04	to	$0.04
Weighted Average Diluted Shares Outstanding	15.5 million	to	16.0 million	(0.5) million	to	(0.5) million

Reconciliation of the revised outlook range of the Company’s 2025 estimated Net Loss per Diluted Share to estimated FFO and AFFO per Diluted Share:

	Revised Outlook Range for 2025
(Unaudited)	Low	High
Net Loss per Diluted Share	$(0.22)	$(0.19)
Depreciation and Amortization	1.90	1.90
Provision for Impairment (1)	0.13	0.13
Gain on Disposition of Assets (1)	(0.07)	(0.07)
FFO per Diluted Share	$1.74	$1.77
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(0.04)	(0.04)
Straight-Line Rent Adjustment	(0.05)	(0.05)
Non-Cash Compensation	0.02	0.02
Amortization of Deferred Financing Costs to Interest Expense	0.05	0.05
Other Non-Cash Adjustments	0.02	0.02
AFFO per Diluted Share	$1.74	$1.77
(1)

Provision for Impairment and Gain on Disposition of Assets represents the actual adjustment for the three months ended March 31, 2025. The Company’s revised outlook excludes projections related to these measures.

First Quarter 2025 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2025, on Friday, April 25, 2025 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/2z8mw8kf

Dial-In:https://register-conf.media-server.com/register/BIa4784cf846494047b82c5db2965501de

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Contact:Investor Relations

ir@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, tariffs and international trade policies, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in commercial loans and investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash adjustments to income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

Other Definitions

Annualized Base Rent represents the annualized in-place straight-line base rent required by the tenant’s lease.

Credit Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

Investment Grade Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. Credit ratings utilized in this press release are those available from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of March 31, 2025.

Weighted Average Remaining Lease Term is weighted by the annualized base rent and does not assume the exercise of any tenant purchase options.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2025	December 31, 2024
ASSETS
Real Estate:
Land, at Cost	$146,551	$147,912
Building and Improvements, at Cost	358,657	341,955
Total Real Estate, at Cost	505,208	489,867
Less, Accumulated Depreciation	(48,055)	(45,850)
Real Estate—Net	457,153	444,017
Assets Held for Sale	7,427	2,254
Commercial Loans and Investments	110,009	89,629
Cash and Cash Equivalents	6,138	1,578
Restricted Cash	5,434	6,373
Intangible Lease Assets—Net	46,060	43,925
Straight-Line Rent Adjustment	1,661	1,485
Other Assets	13,515	15,734
Total Assets	$647,397	$604,995
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$8,507	$8,445
Prepaid Rent and Deferred Revenue	3,684	2,412
Intangible Lease Liabilities—Net	4,326	4,774
Obligation Under Participation Agreement	10,584	11,403
Long-Term Debt—Net	356,511	301,466
Total Liabilities	383,612	328,500
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 14,418,673 shares issued and outstanding as of March 31, 2025 and 14,691,982 shares issued and outstanding as of December 31, 2024	144	147
Additional Paid-in Capital	257,290	261,831
Dividends in Excess of Net Income	(21,048)	(15,722)
Accumulated Other Comprehensive Income	4,563	6,771
Stockholders' Equity	240,949	253,027
Noncontrolling Interest	22,836	23,468
Total Equity	263,785	276,495
Total Liabilities and Equity	$647,397	$604,995

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenues:
Lease Income	$11,826	$11,464
Interest Income from Commercial Loans and Investments	2,301	903
Other Revenue	79	99
Total Revenues	14,206	12,466
Operating Expenses:
Real Estate Expenses	2,034	1,928
General and Administrative Expenses	1,716	1,542
Provision for Impairment	2,031	31
Depreciation and Amortization	7,307	6,382
Total Operating Expenses	13,088	9,883
Gain on Disposition of Assets	1,151	—
Net Income From Operations	2,269	2,583
Investment and Other Income	45	69
Interest Expense	(3,592)	(2,935)
Net Loss	(1,278)	(283)
Less: Net Loss Attributable to Noncontrolling Interest	99	23
Net Loss Attributable to Alpine Income Property Trust, Inc.	$(1,179)	$(260)

Per Common Share Data:
Net Loss Attributable to Alpine Income Property Trust, Inc.
Basic and Diluted	$(0.08)	$(0.02)

Weighted Average Number of Common Shares:
Basic	14,628,921	13,621,208
Diluted (1)	15,852,775	14,845,062

Dividends Declared and Paid	$0.285	$0.275

(1)

Includes 1,223,854 shares during the three months ended March 31, 2025 and 2024, underlying 1,223,854 OP Units issued to CTO Realty Growth, Inc. For the three months ended March 31, 2025 and 2024, the impact of the 1,223,854 shares was anti-dilutive to the Net Loss Attributable to Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2025	March 31, 2024
Net Loss	$(1,278)	$(283)
Depreciation and Amortization	7,307	6,382
Provision for Impairment	2,031	31
Gain on Disposition of Assets	(1,151)	—
Funds From Operations	$6,909	$6,130
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(80)	(110)
Straight-Line Rent Adjustment	(131)	(65)
Non-Cash Compensation	95	79
Amortization of Deferred Financing Costs to Interest Expense	190	180
Other Non-Cash Adjustments	57	29
Adjusted Funds From Operations	$7,040	$6,243

FFO per Diluted Share	$0.44	$0.41
AFFO per Diluted Share	$0.44	$0.42

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2025
Net Loss	$(1,278)
Adjustments:
Depreciation and Amortization	7,307
Provision for Impairment	2,031
Gain on Disposition of Assets	(1,151)
Amortization of Intangible Assets and Liabilities to Lease Income	(80)
Straight-Line Rent Adjustment	(131)
Non-Cash Compensation	95
Amortization of Deferred Financing Costs to Interest Expense	190
Other Non-Cash Adjustments	57
Other Non-Recurring Items	(13)
Interest Expense, Net of Deferred Financing Costs Amortization and Interest on Obligation Under Participation Agreement	3,188
Adjusted EBITDA	$10,215

Annualized Adjusted EBITDA	$40,860
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	3,389
Pro Forma Adjusted EBITDA	$44,249

Total Long-Term Debt	$356,511
Financing Costs, Net of Accumulated Amortization	489
Cash and Cash Equivalents	(6,138)
Restricted Cash (2)	(2,381)
Net Debt	$348,481

Net Debt to Pro Forma Adjusted EBITDA	7.9	x

(1)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investment and disposition activity during the three months ended March 31, 2025.
(2)	Includes only restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.